                                AGREEMENT OF GUARANTY

                                       BETWEEN

                      MICHIGAN EDUCATORS INSURANCE AGENCY, INC.

                                         AND

                    MICHIGAN EDUCATORS LIFE INSURANCE AGENCY, INC.

                                         AND

                            MICHIGAN EDUCATIONAL EMPLOYEES
                               MUTUAL INSURANCE COMPANY

                               ------------------------

                                     Dated as of

                                  September 22, 1997

                                  TABLE OF CONTENTS


ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.2.  Other Definitional Provisions . . . . . . . . . . . . . . . .    2

ARTICLE II - GUARANTY. . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2.1.  Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     2.2.  Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . .    3
     2.3.  Obligation Primary. . . . . . . . . . . . . . . . . . . . . .    3
     2.4.  Waiver of Rights. . . . . . . . . . . . . . . . . . . . . . .    3
     2.5.  Reinstatement of Guaranty . . . . . . . . . . . . . . . . . .    4
     2.6.  Limitation of Guaranty. . . . . . . . . . . . . . . . . . . .    4
     2.7.  Waiver of Defenses. . . . . . . . . . . . . . . . . . . . . .    4
     2.8.  Reasonableness of Waivers . . . . . . . . . . . . . . . . . .    5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF MUTUAL . . . . . . . . .    5
     3.1.  Organization. . . . . . . . . . . . . . . . . . . . . . . . .    5
     3.2.  Authority . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     3.3.  Requisite Consents of Mutual; Nonviolation. . . . . . . . . .    5

ARTICLE IV - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .    5
     4.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     4.2.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     4.3.  Successors and Assigns. . . . . . . . . . . . . . . . . . . .    7
     4.4.  Entire Agreement; Amendment . . . . . . . . . . . . . . . . .    7
     4.5.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .    7
     4.6.  Headings; References; Interpretation. . . . . . . . . . . . .    7
     4.7.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.8.  Severability. . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.9.  No Third Party Beneficiaries. . . . . . . . . . . . . . . . .    8
     4.10. Acknowledgment. . . . . . . . . . . . . . . . . . . . . . . .    8
     4.11. Indemnification . . . . . . . . . . . . . . . . . . . . . . .    8

                                          i

                                AGREEMENT OF GUARANTY

          This Agreement of Guaranty (this "Agreement") is made and entered into as of September 22, 1997, by and between Michigan Educators Insurance Agency, Inc., a Michigan corporation ("MEIA I"), Michigan Educators Life Insurance Agency, Inc., a Michigan corporation ("MEIA," and together with MEIA I, the "Agency"), and Michigan Educational Employees Mutual Insurance Company, a Michigan corporation ("Mutual").

          WHEREAS, MEEMIC Insurance Services Corporation, a Michigan corporation and wholly-owned subsidiary of Mutual ("MEIA II"), and Professionals Insurance Company Management Group have made and entered into a certain Asset Purchase Agreement with the Agency (the "Asset Purchase Agreement") as of September 22, 1997; and

          WHEREAS, in order to induce the Agency to make and enter into the Asset Purchase Agreement, Mutual has agreed to unconditionally guarantee that certain of the Installment Payments (as hereinafter defined) will be promptly paid in full on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises, the representations and warranties and covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agency and Mutual, intending to be legally bound, agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

               1.1. DEFINITIONS.

               (a) Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Asset Purchase Agreement.

               (b) The following terms, as used herein, have the following respective meanings:

               "AGREEMENT" means this Agreement of Guaranty, as amended, modified or supplemented from time to time hereafter in accordance with the terms hereof.

               "AGENCY" has the meaning assigned to such term in the preambles of this Agreement.

               "GUARANTEED PAYMENTS" has the meaning assigned to such term in
Section 2.1.

               "MEIA I" has the meaning assigned to such term in the introductory paragraph of this Agreement.

          "MEIA II" has the meaning assigned to such term in the introductory paragraph of this Agreement.

          "MELA" has the meaning assigned to such term in the introductory paragraph of this Agreement.

          "Mutual" has the meaning assigned to such term in the introductory paragraph of this Agreement.

          1.2. OTHER DEFINITIONAL PROVISIONS. References to "Articles," "Sections," "Subsections," "Clauses," "Exhibits" and "Schedules," if any, shall be to Articles, Sections, Subsections, Clauses, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Agreement, unless the context otherwise requires, may be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, Subsection or Clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                     ARTICLE II

                                      GUARANTY

          2.1. GUARANTY. Subject to the terms and conditions hereof, and to induce the Agency to make and enter into the Asset Purchase Agreement, Mutual hereby unconditionally guarantees to the Agency the full, prompt and faithful payment of, on each Applicable Installment Payment Date in 1998 through 2000, inclusive, the excess, if any, of the Minimum Cumulative Payment with respect to such Annual Installment Payment Date over the Aggregate Payment as of the immediately preceding Annual Installment Payment Date (such excess being referred to herein as the "Guaranteed Payments"), in accordance with the terms and provisions of the Asset Purchase Agreement, and, in case of any extension(s) of time of payment, in whole or in part, thereof, according to such extension(s) (it being understood and acknowledged that, pursuant to the Inter-Creditor Agreement and as between one another, Mutual has the option of remitting the Guaranteed Payments to MEIA II for remittance by MEIA II to the Agency,

PROVIDED that the remittance of any Guaranteed Payments to MEIA II shall not in any way relieve Mutual of its obligation hereunder to the Agency unless and until such Guaranteed Payments have been delivered to the Agency free and clear of any lien, adverse claim, charge, encumbrance or condition of any kind (whether arising under any bankruptcy law or otherwise).

          2.2. WAIVER OF NOTICE. Mutual hereby waives notice of acceptance of this Agreement and any notice of demand, any presentment for payment and any and all notice of protest, default, non-payment or dishonor in respect of any of the Guaranteed Payments. No extension of time or other indulgence granted by the Agency of MEIA II shall release or affect the obligation of Mutual hereunder, and no omission or delay on the Agency's part in exercising any right hereunder or in taking any action to collect or enforce payment of any obligation guaranteed hereby will be a waiver of any such right or release or affect the guaranty obligation of Mutual hereunder.

          2.3. OBLIGATION PRIMARY. The guaranty obligation of Mutual hereunder is a primary and unconditional obligation which shall be enforceable before or after proceeding against MEIA II and shall be effective regardless of the solvency or insolvency of MEIA II or Mutual. In the event any security shall later be held by the Agency for the payment of any of the Guaranteed Payments, whether from MEIA II, any guarantor or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, set off, suretyship, guaranty, indemnity, insurance or otherwise, such security shall not affect in any manner the unconditional obligation of Mutual under this Agreement (it being understood and acknowledged that, as of the date hereof, no security has been given for the performance of Mutual's obligations under this Agreement). The Agency may, without notice to or the consent of Mutual, release any collateral securing any of the Guaranteed Payments without diminishing the obligation of Mutual hereunder, and the Agency shall have no duty to: marshal any security; sue or otherwise attempt to collect from MEIA II or any other Person any of the Guaranteed Payments; initiate any proceeding with respect to any collateral securing any of the Guaranteed Payments or any other property; or take any other action of any kind prior to demanding payment from Mutual hereunder. The Agency has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Guaranteed Payments, and Mutual is not relying upon any asset(s) in which the Agency has or may have a lien or security interest for payment of the Guaranteed Payments.

          2.4. WAIVER OF RIGHTS.

          (a) Mutual waives any and all rights to be subrogated to the position of the Agency or to have the benefit of any lien, security interest or other guaranty now or later held by the Agency for the Guaranteed Payments or to enforce any remedy which the Agency now or later has against MEIA II or any other Person. Mutual shall have no right of reimbursement, indemnity, contribution or other right of recourse to or with respect to MEIA II or any other Person, EXCEPT as provided in the Inter-Creditor Agreement (it being understood and acknowledged that, without the prior written consent of to Agency, Mutual and MEIA II shall not amend, modify or supplement the Inter-Creditor Agreement). The Agency has no duty to enforce or protect any rights which Mutual may have against MEIA II or any other Person and Mutual assumes full responsibility for enforcing and protecting such rights.

          (b) Notwithstanding anything in this Agreement or otherwise to the contrary, if Mutual is or becomes an "insider" or "affiliate" (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) with respect to MEIA II, Mutual irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against MEIA II (or any other guarantor) with respect to this Agreement, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the Agency and Mutual that Mutual shall not be (or be deemed to be) a "creditor" (as defined in Section 101 of the Federal Bankruptcy Code, as it may be amended) of MEIA II (or any other guarantor) by reason of the existence of this Agreement in the event that MEIA II becomes a debtor in any proceeding under the Federal Bankruptcy Code. Mutual warrants and agrees that none of the Agency's rights, remedies or interests shall be directly or indirectly impaired because of the status of Mutual as an "insider" or "affiliate" of MEIA II, and Mutual shall take any action, and shall execute any document, which the Agency may request in order to effectuate this warranty to the Agency.

          2.5. REINSTATEMENT OF GUARANTY. Notwithstanding any prior revocation, termination, surrender or discharge of this Agreement (or of any lien, pledge or security interest securing this Agreement), in whole or in part, the effectiveness of this Agreement, and of all liens, pledges and security interests securing this Agreement, shall automatically continue or be reinstated, as the case may be, in the event that any payment received or credit given by MEIA II in respect of the Guaranteed Payments is returned, disgorged or rescinded as a preference, impermissible set off, fraudulent conveyance, diversion of trust funds or otherwise under any applicable state or federal law, including laws pertaining to bankruptcy or insolvency, in which case this Agreement, and all liens, pledges and security interests securing this Agreement, shall be enforceable against Mutual as if the returned, disgorged or rescinded payment or credit had not been received (or given) by the Agency, and whether or not the Agency relied upon such payment or credit or changed its position as a consequence of it.

          2.6. LIMITATION OF GUARANTY. Notwithstanding anything in this Agreement or otherwise to the contrary, the guaranty obligation of Mutual hereunder shall not exceed Three Million and No/100 Dollars ($3,000,000.00) in the aggregate PLUS any costs and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by the Agency in enforcing, collecting or defending any suit seeking to set aside, avoid or recover the guaranty obligation of Mutual hereunder.

          2.7. WAIVER OF DEFENSES. Mutual hereby waives all defenses which may be asserted against the Agency with respect to this Agreement on the basis of suretyship, impairment of collateral, failure of consideration, breach of warranty, fraud, payment, any statute of fraud, bankruptcy, lack of legal capacity, any statute of limitations, lender liability, accord and satisfaction or usury and acknowledges that, as of the date hereof, no such defense exists.

          2.8. REASONABLENESS OF WAIVERS. Mutual acknowledges that the waivers set forth herein are made with its full knowledge of their significance and consequences and that, under the circumstances giving rise to this Agreement, such waivers are reasonable and not contrary to public policy or law.

                                     ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF MUTUAL

     Mutual represents and warrants to the Agency that:

     3.1. ORGANIZATION. Mutual is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power to enter into this Agreement, to perform each of the other agreements contained herein and to own, lease and operate its properties and assets and carry on its business as currently operated.
Mutual is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned, leased or operated by it requires qualification or licensure.

     3.2. AUTHORITY. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and all other necessary corporate action on the part of Mutual or its Affiliates, and the agreements of Mutual contained herein constitute valid and legally binding obligations enforceable in accordance with their terms.

     3.3. REQUISITE CONSENTS OF MUTUAL; NONVIOLATION. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby in compliance with the terms hereof, by Mutual, do and will not, (a) except for the consent of the Michigan Commissioner of Insurance, require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, any person or Governmental Authority, the absence of which would have a Material Adverse Effect on Mutual or Mutual's ability to perform its obligations hereunder,
(b) violate or conflict with the provisions of the Articles of Incorporation or Bylaws of Mutual, or (c) constitute a default under, violate, conflict with or result in the termination of any judgment, order, injunction or decree to which Mutual is a party, or by which Mutual is bound or to which Mutual, or any of its properties, is subject (except where such default, violation, conflict or termination would not have a Material Adverse Effect on Mutual or on the ability of Mutual to consummate the transaction contemplated hereby).

                                      ARTICLE IV

                                    MISCELLANEOUS

          4.1. NOTICES. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, first class, registered or certified, return receipt requested, postage prepaid, addressed as set forth below, or such other address or to such other Person as any of MEIA I, MELA or Mutual shall have specified most recently by written notice in accordance with this Section 3.1. Notice shall be deemed given on the date of service if personally served. Notice mailed as provided herein shall be deemed given on the third business day following the date so mailed. Notice given by telex, telecopy or other means of telecommunications shall be deemed to have been given at the time of receipt thereof by the Person to whom such notice is addressed; PROVIDED, HOWEVER, that any Notice given by telex, telecopy or other means of telecommunications and received after the receiving Person's normal business hours shall be deemed received by such Person on the immediately succeeding business day.


          To the Agency:

          Michigan Educators Insurance Agency, Inc.
          691 N. Squirrel Road, Suite 100
          Auburn Hills, Michigan  48321
          Attn.:  John H. Mace, Chairman
          Telecopy No.:  (810) 377-1456
          Telephone No.:  (810) 373-0200

          With a copy to:

          Howard & Howard Attorneys, P.C.
          1400 N. Woodward Avenue, Suite 250
          Bloomfield Hills, Michigan  48304
          Attn.:  Donald F. Tucker, Esq.
          Telecopy No.:  (810) 645-1568
          Telephone No.:  (810) 645-1483

          To Mutual:

          Michigan Educational Employees Mutual Insurance Company
          691 N. Squirrel Road, Suite 200
          Auburn Hills, Michigan  48326
          Attn.:  R. Kevin Clinton
          Telecopy No.:  (248) 377-8518
          Telephone No.:  (248) 377-8582

          With a copy to:

          Dykema Gossett PLLC
          800 Michigan National Tower
          Lansing, Michigan  48933-1707
          Attn.:  Lori M. Silsbury
          Telecopy No.:  517-374-9191
          Telephone No.:  517-374-9150

     4.2. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, all legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Person incurring such expenses. The provisions of this Section 3.2 shall survive any termination of this Agreement.

     4.3. SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of MEIA I, MELA and Mutual and their respective successors and permitted assigns, PROVIDED that, except as contemplated by Section 2.12(a) of the Asset Purchase Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, by any such Person(s) without the prior written consent of such other Person(s). If any such Person is so permitted to assign any of its rights or obligations under this Agreement, such assignment (unless otherwise agreed to by such other Person(s)) shall not in any manner affect or impair such assigning Person's obligations under this Agreement.

     4.4. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Asset Purchase Agreement and the Related Agreements, embodies the entire agreement and understanding of MEIA I, MELA and Mutual with respect to the subject matter hereof and supersedes all prior agreements between MEIA I, MELA and Mutual or any of their Affiliates with respect to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented in any manner and at any time only by a written instrument executed by MEIA I, MELA and Mutual. No waiver by any of MEIA I, MELA and Mutual of any term or condition hereof, or the breach of any covenant, agreement, warranty, representation or provision contained herein, in any one or more instances, shall be made to be or construed as a further continuing waiver of any such term, condition or breach or a waiver of any other term, condition or breach.

     4.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which shall together constitute one and the same instrument and shall become effective when one or more counterparts have been signed by Mutual and delivered to MEIA I and MELA and one or more counterparts have been signed by MEIA I and MELA and delivered to Mutual.

     4.6. HEADINGS; REFERENCES; INTERPRETATION. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

          4.7. GOVERNING LAW. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Michigan, and applicable controlling United States federal law.

          4.8. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any of MEIA I, MELA and Mutual. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, MEIA I, MELA and Mutual shall negotiate in good faith to modify this Agreement to effect their original intent as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.

          4.9. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to or shall (i) confer on any Person other than MEIA I, MELA and Mutual and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement, or (ii) constitute MEIA I, MELA and Mutual as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

          4.10. ACKNOWLEDGMENT. MEIA I, MELA and Mutual each acknowledge that all the terms and conditions in this Agreement have been the subject of active and complete negotiation between them and represent their agreement based upon all relevant considerations. The terms and conditions of this Agreement shall not be construed in favor of or against any of MEIA I, MELA and Mutual by reason of the extent to which any such Person or its professional advisors participated in the preparation hereof or thereof.

          4.11. INDEMNIFICATION.

               (a) INDEMNIFICATION BY MUTUAL. If the Closing is consummated, Mutual shall indemnify and defend and hold the Agency and the directors, officers, shareholders and other Affiliates thereof harmless against and with respect to, and shall reimburse the directors, officers, shareholders and other Affiliates thereof for, any and all damages reasonably and proximately incurred by any of the foregoing as a result of the following:

                    (i) any inaccuracy or misrepresentation in or breach of any representation or warranty of Mutual in this Agreement, the Asset Purchase Agreement or any of the Related Agreements; and

                    (ii) the breach or failure by Mutual to perform any of its covenants or agreements under this Agreement, the Asset Purchase Agreement or any of the Related Agreements.

               (b) PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                    (i) The Person claiming indemnification ("Claimant") shall, within thirty (30) days after its discovery of any claim for which indemnification will be sought as provided in this Agreement (the "Claim"), give notice to the Person from whom indemnification is sought ("Indemnitor") of this Claim, specifying in reasonable detail the factual basis for the Claim and, to the extent known, the amount of the Claim. Notwithstanding the foregoing, the failure by Claimant to provide notice of any Claim within the period specified, or any delay in providing such notice, shall not affect or impair the obligations of Indemnitor hereunder, except and only to the extent that Indemnitor has been adversely affected by such failure or delay.

                    (ii) With respect to Claims between the Agency and Mutual, following receipt of notice from Claimant of a Claim, Indemnitor shall have thirty (30) days to make any investigation of the Claim that Indemnitor deems necessary or desirable. For purposes of this investigation, Claimant shall make available to Indemnitor and its authorized representatives the information relied upon by Claimant to substantiate the Claim. If Claimant and Indemnitor cannot agree as to the validity and amount of the Claim within the thirty (30)-day period (or any mutually agreed upon extension thereof), Claimant shall submit the claim to arbitration as provided in Section 411(f).

                    (iii) With respect to any Claim by a third party as to which Claimant is entitled to indemnification hereunder, Indemnitor shall have the right, exercisable by written notice to Claimant within thirty (30) days after receipt of written notice from Claimant of the commencement or assertion of any such Claim, at its own expense to participate in or assume control of the defense of the Claim, and Claimant shall cooperate fully with Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by Claimant as a result of a request by Indemnitor. If Indemnitor does not elect to assume control or otherwise participate in the defense of any third-party Claim within thirty (30) days of its receipt of notice of the Claim (or any extended period mutually agreed upon by the parties), Claimant shall (upon further written notice to Indemnitor) have the right to undertake the defense, compromise or settlement of the Claim for the account of Indemnitor subject to the right of Indemnitor, at its expense, to assume the defense of the Claim at any time prior to final settlement, compromise or determination thereof. In no event shall Indemnitor be liable or otherwise have any obligation with respect to any settlement, compromise or determination of any Claim agreed to by Claimant without the prior written consent of Indemnitor (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, Indemnitor shall not settle or compromise any Claim without the prior written consent of Claimant (which consent shall not be unreasonably withheld).

               (c) TIME LIMITATIONS. Indemnitor will have no liability to Claimant under or in connection with a breach of any of the representations and warranties made or to be performed by Indemnitor contained in this Agreement unless written notice asserting a Claim based thereon is given to Indemnitor not later than eight (8) years following the date of this Agreement.

               (d) TAX EFFECT AND INSURANCE. The liability of Indemnitor with respect to any Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by Claimant as a result of any losses upon which such Claim is based and shall include any tax detriment actually suffered by Claimant as a result of such losses.

               (e) SUBROGATION. Upon payment in full of any Claim, whether such payment is effected by set-off or otherwise, or payment of any judgment or settlement with respect to a third-party Claim, Indemnitor shall be subrogated to the extent of such payment and to the extent permitted by applicable law to the rights of Claimant against any Person with respect to the subject matter of such Claim or third party Claim.

               (f) ARBITRATION. All disputes arising under this Section 4.11 (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Arbitration shall be by three arbitrators. Each of the Agency and Mutual shall select a single arbitrator and file with the AAA a notice of appointment. The two arbitrators so chosen shall select a third arbitrator who shall act as chairman of the arbitrations. If wither the Agency or Mutual shall abstain from selecting an arbitrator within ten (10) business days, or should the two arbitrators selected above fail to select a third arbitrator within ten
(10) business days, then at the request of either the Agency or Mutual the President of the AAA shall select an arbitrator to fill the vacant position within ten (10) business days of such request. Arbitration shall be held in such place in Ingham County, Michigan, as may be specified by the arbitrator (or any place agreed to by Indemnitor, Claimant and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Section 4.11; PROVIDED, HOWEVER, that, if necessary, such decision and satisfaction procedure may be enforced by either Indemnitor or Claimant in any court of record having jurisdiction over the subject matter or over either the Agency or Mutual. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the Person(s) against which the decision is rendered, or, if no decision is rendered, such costs and expenses (excluding attorneys' fees) shall be borne equally by Indemnitor and Claimant and Indemnitor and Claimant shall each bear its own attorneys' fees. If the arbitrator's decision is a compromise, the determination of which Person(s) shall bear the costs and expenses (including reasonable attorneys' fees) incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the positions of Indemnitor and Claimant.

          (g) If the Closing is consummated, the indemnification provided in this Section 4.11 shall be the sole and exclusive legal remedy for any inaccuracy or misrepresentation in or breach of any representation or warranty made by the Agency or Mutual in this Agreement, the Asset Purchase Agreement or any of the Related Agreements and no such Person shall seek any other legal remedy (whether under federal or state securities laws or otherwise) which might otherwise be available to such Person; PROVIDED, HOWEVER, that nothing in this
Section 4.11 shall preclude any Person from seeking any legal remedy available to such Person for any inaccuracy or breach which constitutes fraud on the part of any other Person; and PROVIDED FURTHER, HOWEVER, that nothing in this Section
4.11 shall preclude any Person from seeking any equitable remedy available to such Person for any such inaccuracy or breach or for any failure by any other Person to comply with any of the covenants and agreements of such Person contained herein or in any of the Related Agreements to be performed or complied with after the Closing.

     IN WITNESS WHEREOF, the undersigned execute and deliver this Agreement as of the date first written above.



                                        MICHIGAN EDUCATORS INSURANCE
                                        AGENCY, INC.

                                        By:  /s/ John H. Mace
                                            -------------------------------
                                                 John H. Mace
                                        Title:   Chairman of the Board



                                        MICHIGAN EDUCATORS LIFE
                                        INSURANCE AGENCY, INC.


                                        By:  /s/ John H. Mace
                                            -------------------------------
                                                 John H. Mace
                                        Title:   Chairman of the Board

                                        MICHIGAN EDUCATIONAL EMPLOYEES
                                        MUTUAL INSURANCE COMPANY

                                        By:  /s/ R. Kevin Clinton
                                            -------------------------------
                                                 R. Kevin Clinton
                                        Title:   President